      As filed with the Securities and Exchange Commission on June 24, 2004

                                                    Registration No. 333-_______

                               ------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                       INTERACTIVE SYSTEMS WORLDWIDE INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           2 Andrews Drive, 2nd Floor
                             West Paterson, NJ 07424
                            Telephone: (973) 256-8181
                            Facsimile: (973) 256-8211
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

            DELAWARE                                  22-3375134
--------------------------------         -------------------------------------
  (STATE OR OTHER JURISDICTION           (IRS EMPLOYER IDENTIFICATION NUMBER)
       OF INCORPORATION OR
          ORGANIZATION)


            INTERACTIVE SYSTEMS WORLDWIDE INC. 1995 STOCK OPTION PLAN INTERACTIVE SYSTEMS WORLDWIDE INC. 1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLANS)

                           Bernard Albanese, President
                       Interactive Systems Worldwide Inc.
                           2 Andrews Drive, 2nd Floor
                             West Paterson, NJ 07424
                            Telephone: (973) 256-8181
                            Facsimile: (973) 256-8211
--------------------------------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE
                              OF AGENT FOR SERVICE)
                               ------------------

                                   Copies To:
                            Richard M. Hoffman, Esq.
                      Friedman Kaplan Seiler & Adelman LLP
                                  1633 Broadway
                            New York, New York 10019
                            Telephone: (212) 833-1100
                            Facsimile: (212) 355-1250

                         CALCULATION OF REGISTRATION FEE

============================ ================= ===================== ======================= ================
                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
 TITLE OF SECURITIES TO BE     AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
        REGISTERED            REGISTERED (1)          SHARE                  PRICE                 FEE
---------------------------- ----------------- --------------------- ----------------------- ----------------
Common Stock ($.001 par        325,000 (2)            $2.66                 $864,500              $110
value per share)
============================ ================= ===================== ======================= ================

--------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents the number of shares that may be issued upon exercise of options available for grant under the Interactive Systems Worldwide Inc. 1996 Stock Option Plan.

(3) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Registrant's Common Stock as of June 21, 2004 as reported on the Nasdaq SmallCap Market.

                                EXPLANATORY NOTE

         We previously registered 649,955 shares of our common stock issuable upon exercise of options granted or to be granted under the Interactive Systems Worldwide Inc. 1995 Stock Option Plan. We also previously registered an aggregate of 1,175,000 shares of our common stock issuable upon exercise of options granted or to be granted under the Interactive Systems Worldwide Inc. 1996 Stock Option Plan (the "1996 Plan"). On March 10, 2003, our stockholders approved an amendment to the 1996 Plan increasing the number of shares authorized for issuance under the 1996 Plan from 1,175,000 to 1,500,000 shares. The contents of the registration statements upon which the initial 1,824,955 shares were registered (Registration Nos. 333-41847 and 333-84760) are incorporated herein by reference pursuant to General Instruction E of Form S-8.

         This registration statement is being filed to register an additional 325,000 shares of common stock for issuance pursuant to future grants under the 1996 Plan. The documents constituting the prospectus under Part I of this registration statement for the 1996 Plan are not set forth herein but will be sent or given to the participants in the 1996 Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended. That prospectus, called the Plan Prospectus, has been omitted from this registration statement as permitted by
Part I of Form S-8.

         This registration statement is also being filed to establish a reoffer prospectus in accordance with the requirements of Part I of Form S-3 and pursuant to General Instruction C of Form S-8 to be used in connection with the reoffer and resale of shares issuable upon the exercise of options which we have granted or will grant to certain of our officers and directors and other key employees who may be deemed to be our affiliates.

REOFFER PROSPECTUS


                         173,000 SHARES OF COMMON STOCK

                       INTERACTIVE SYSTEMS WORLDWIDE INC.

                                -----------------

         This Prospectus relates to the subsequent resale or offer for sale on the NASDAQ SmallCap Market or otherwise, of shares of our common stock which may be acquired by certain persons who may be deemed our affiliates upon the exercise of options granted to them under the Interactive System Worldwide Inc. 1995 Stock Option Plan and the Interactive Systems Worldwide Inc. 1996 Stock Option Plan. In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended. We will not receive any of the proceeds from the sale of the shares offered hereby.

         Our common stock is listed on the NASDAQ SmallCap Market, under the symbol "ISWI."

                                -----------------

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED, "RISK FACTORS," BEGINNING ON PAGE 4 TO READ ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                               -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NEITHER THE NEVADA STATE GAMING CONTROL BOARD NOR THE NEVADA GAMING COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               -----------------
                                  June 24, 2004
                               -----------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                          PAGE

OUR COMPANY..................................................................3

RISK FACTORS.................................................................4

FORWARD LOOKING STATEMENTS..................................................10

USE OF PROCEEDS.............................................................11

SELLING STOCKHOLDERS........................................................11

PLAN OF DISTRIBUTION........................................................12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................14

WHERE YOU CAN FIND MORE INFORMATION.........................................15

LEGAL MATTERS...............................................................15

EXPERTS.....................................................................15

         You should rely only on information contained in this document or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

         As used in this prospectus, the terms "company", "we", "our", "ours", and "us" may, depending upon the context, refer to Interactive Systems Worldwide Inc. or to Interactive Systems Worldwide Inc. together with its consolidated subsidiaries taken as a whole.

                                   OUR COMPANY

         The following is only a summary. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 4.

         We have designed, developed and patented an interactive hardware and proprietary software system (the "SportXction(TM) System") that enables users to wager at fixed prices during the course of a sporting event, such As soccer, football, baseball, basketball, golf, tennis, rugby and cricket, among many others. The SportXction(TM) System accepts bets not only on the outcome of a sporting event, but also on discrete parts of the event and on specific game situations. These include such wagers as will a team make a first down, which player will score next, will a batter get on base or will a penalty shot be successful. The SportXction(TM) System is unique in thaT it permits betting continuously while the game is in progress, or between game events, such as downs, pitches, changes in ball possession and similar situations, permitting more frequent placing and cashing of wagers.

         The SportXction(TM) System software monitors and changes the odds on the contestants in a sporting event To induce the players to wager such that the betting pool for each betting proposition is continuously driven toward a financial balance, to within a pre-set level. In general, a balanced pool is achieved when the money bet on the losing outcomes of a betting proposition is sufficient to pay off the winning outcomes of that proposition plus provide the operator with a commission for brokering the transaction. The SportXction(TM) System maintains a record of all wagers placed by each bettor and keeps an account for each bettor, subtracting bet amounts and adding payouts. The SportXction(TM) System has been developed to allow wagers to be placed simultaneously through a variety of input devices, all interconnected to our central system, such as interactive television set-top boxes, personal computers communicating via the Internet and mobile telephones. We have also recently completed the program development of a non-wagering (i.e. contest) version of the SportXction(TM) System. The SportXction(TM) SYstem is also being readied for use in conjunction with fixed odds betting terminals, a service which was previously available with an earlier version of the SportXction(TM)System.

         On July 31, 2002, we acquired all of the outstanding share capital of Global Interactive Gaming Limited ("GIG"), a British interactive gaming service provider that markets its services to interactive television carriers which employ satellite, cable and terrestrial programming, mobile telephone operators, licensed bookmakers and casinos. GIG is located in London, England. GIG had been our worldwide exclusive licensee for our technology in all business activities for which our technology was legally usable other than wagering in Nevada and for securities transactions and lotteries. GIG has wholly owned subsidiaries, GIG Operations Limited, which holds a British bookmaker's agency permit, and Brightform Limited, which holds a British bookmaker's permit, and is therefore capable of offering its own complete betting service.

         Interactive Systems Worldwide Inc. is a Delaware corporation formed in 1995 with its principal executive offices located at Two Andrews Drive, 2nd Floor, West Paterson, New Jersey 07424-2672. Our main telephone number is (973) 256-8181 and our main corporate Web site is www.isw.com. All of our EDGAR filings with the Securities and Exchange Commission may be accessed through this Web site.

                                  RISK FACTORS

         Investing in our securities involves risk. You should carefully consider the following factors as well as other information included or incorporated by reference in this prospectus before deciding to purchase our common stock. The risks and uncertainties we have described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

         Any of these risks could have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects, which could in turn have a material adverse effect on the price of our common stock. In such case, you may lose all or part of your investment.

OUR SUCCESS IS DEPENDANT ON OUR ABILITY TO MARKET, AND THE MARKET'S ACCEPTANCE OF, A SINGLE PRODUCT.

         Our success will depend primarily on the success of a single product, the SportXction(TM) System, and our ability and our business partners, and customers, ability to market the SportXction(TM) System and develop a significant number of players with interest in wagering or playing contests utilizing the SportXction(TM) System. Previously, we pursued an aggressive marketing and advertising campaign to introduce the SportXction(TM) System to the gaming public in Nevada. Nonetheless, the total number of players who used the SportXction(TM) System in NevaDa was limited, and the total amount wagered through the SportXction(TM) System in Nevada was modest, as a result of which we ceased our Nevada operations. To achieve commercial success, the SportXction(TM) System, must be accepteD by a significant number of gaming patrons. There can be no assurance that the SportXction(TM) System will be accepted by its intended market. If the SportXction(TM) System does not achieve sufficient market acceptance, our business, financial condition and results of operations would be materially and adversely affected.

WE HAVE A HISTORY OF LOSSES AND THE LIKELIHOOD OF OUR SUCCESS DEPENDS ON MANY FACTORS, INCLUDING SOME THAT ARE OUT OF OUR CONTROL.

         Until entering into license agreements with GIG, we were in the development stage and generated limited revenues from the SportXction(TM) System. As of March 31, 2004 and March 31, 2003, we had cumulative net losses since inception of approximately $10.4 million and $7.6 million, respectively. We incurred a net loss of $1.5 million during the quarter ended March 31, 2004. As a result of the acquisition of GIG on July 31, 2002, we no longer receive the minimum payments under the license agreements. Instead, our revenue is now based upon our ability and the ability of our business partners to generate revenue through the SportXction(TM) System. The likelihood of our success must be considered in light of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, some of which may be beyond our control. These include, but are not limited to, our ability to operate our anticipated business; delays in commencement of operation of the SportXction(TM) System by our business partners; the ability of our company and our business partners to attract a sufficient number of players desirous of utilizing the SportXction(TM) System; unanticipated problems relating to further software enhancement and development; acceptance of the SportXction(TM) System by the wagering public; gaming regulations and gaming taxes (including those in the United States, United Kingdom and other foreign countries); the competitive and regulatory environment in which we operate; marketing problems; and additional costs and expenses that may exceed current estimates.

WE ANTICIPATE CONTINUED LOSSES AND NEGATIVE CASH FLOW, AND WE CAN NOT PREDICT WHETHER OR WHEN WE WILL AGAIN BECOME PROFITABLE.

         Following the acquisition of GIG, our revenue, expenses and overall profitability have been adversely impacted. By recovering our software license, we now act as the primary operator of the SportXction(TM) System and are entitled to all of the net proceeds generated by our technology, net of any revenue sharing arrangements with our business partners, rather than the fractional share we would have received as a licensor of our technology. We incur and will continue to incur greater costs, including operating, marketing, and advertising expenses, without the comfort of previous minimum license fees. We expect to incur losses and negative cash flow at least for the fiscal year ending September 30, 2004.

A CHANGE IN OUR BUSINESS PLAN MAY RESULT IN THE NEED TO RAISE ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE ON TERMS ACCEPTABLE TO US, IF AT ALL.

         We anticipate that our existing resources, including the proceeds of our recent financing, will be adequate to fund our capital and operating requirements through at least the next 12 months based upon our current business plan and longer, subject to the revenues generated by the SportXction(TM) System. Our cash requirements may vary materially from those now planned due to a number of factors, including the extent to which we develop the SportXction(TM) System under our own brand, the response of competitors to the SportXction(TM) System and our ability and the ability of our management to satisfy applicable licensing requirements. We may need to raise additional capital to fund our future operations. There can be no assurance that additional financing will be available when needed on terms acceptable to us, or at all. If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. Moreover, raising additional funds in the future may trigger the anti-dilution provisions in the debentures or warrants issued in our recent financing, resulting in further dilution to existing stockholders. Insufficient funds may prevent us from implementing our business strategy or may require us to limit our operations significantly.

IF WE ARE FORCED TO REPAY THE DEBENTURES IN CASH, WE MAY NOT HAVE ENOUGH CASH TO FUND OUR OPERATIONS AND MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING.

         Our debentures issued in November 2003 contain certain provisions and restrictions, which if violated, could result in the full principal amount together with interest and other amounts becoming immediately due and payable in cash. If such an event occurred and if a holder of the debentures demanded repayment, we might not have the cash resources to repay such indebtedness when due. The debentures are repayable in 24 equal monthly installments beginning in May 2004 with interest payable quarterly. Subject to certain conditions, the monthly principal payments and the quarterly interest payments on the debentures may be paid, at our option, in cash or additional shares of our common stock. If we make these payments in cash rather than additional shares of common stock, it would reduce the amount of cash available to fund operations. The debentures contain restrictions upon incurring additional indebtedness. The existence of debt service obligations and the terms and anti-dilution provisions of the debentures and warrants may limit our ability to obtain additional financing on favorable terms, or at all.

IF THE INVESTORS IN OUR RECENT FINANCING CONVERT THEIR DEBENTURES OR EXERCISE THEIR WARRANTS, OR IF WE ELECT TO PAY PRINCIPAL AND/OR INTEREST ON THE DEBENTURES WITH SHARES OF OUR COMMON STOCK, OUR EXISTING STOCKHOLDERS WILL BE SIGNIFICANTLY DILUTED. IN ADDITION, SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK COULD CAUSE THE MARKET PRICE TO GO DOWN.

         To the extent that the debentures are converted and/or the warrants are exercised, a significantly greater number of shares of our common stock will be outstanding and the interests of our existing stockholders will be substantially diluted. If these additional shares are sold into the market, it could decrease the market price of our common stock and encourage short sales. Short sales and other hedging transactions could place further downward pressure on the price of our common stock. We cannot predict whether or how many additional shares of our common stock will become issuable as a result of these provisions. Additionally, we may elect to make payments of principal of and interest on the debentures in shares of our common stock, which could result in increased downward pressure on our stock price and further dilution to our existing stockholders. We made our January 2004 and April 2004 interest payments on the debentures in shares of our common stock. We made our May 2004 principal repayment on the debentures in cash, deferred our June 2004 principal repayment as permitted under the debenture, and have advised the holders of the debentures of our current intention to make future interest and principal payments in shares of our common stock.

OUR SALES AND INTEGRATION CYCLES WITH POTENTIAL BUSINESS PARTNERS ARE LONG AND UNPREDICTABLE, AND MAY ENCOUNTER UNANTICIPATED PROBLEMS.

         The sales and integration cycles with potential business partners for our SportXction(TM) System are long and unpredictable. Potential business partners typically undertake a lengthy evaluation process. As a result, we may not recognize revenue from sales efforts for an extended period of time, if at all. Assuming an agreement is reached, the SportXction(TM) System must then be integrated with the business partner's technical environment. The length of time to complete the integration process may be adversely impacted by a number of factors, including the business partner's system infrastructure, its strategic priorities and technical resources. Unanticipated problems during the integration process could result in extensive delays in launching the SportXction(TM) System or termination of an agreement, which could materially and adversely affect our business, financial condition and results of operations.

OUR INTERNATIONAL OPERATIONS SUBJECT US TO CURRENCY EXCHANGE RISKS.

         A significant portion of our operations and all of our current sales are in the United Kingdom and denominated in British Pounds. As a result, our operating results may be adversely affected by changes in exchange rates. Given the volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on our future operating results.

OUR BUSINESS IS RELIANT ON OBTAINING AND RETAINING CERTAIN GAMING LICENSES.

         Sports wagering and wagering over the Internet is highly regulated throughout the world. Our inability to obtain and/or retain any gaming licenses or other approvals that may be required could have a material adverse impact on us.

WE FACE SUBSTANTIAL COMPETITION IN THE GAMING INDUSTRY AND MAY NOT BE ABLE KEEP UP WITH FUTURE TECHNOLOGICAL CHANGES.

         Our SportXction(TM) System and the business intended to be operated by us competes with other forms of gambling, including, but not limited to, sports wagering as currently conducted world-wide, casino games (such as traditional slot machines, video slot, poker and blackjack machines, roulette, card games, keno and craps), bingo, government-sponsored lotteries, on and off- track betting on horses and dogs, jai alai, offshore cruise ships, riverboats, illegal wagering of all types including that conducted over the Internet, and Native American gaming operations. The gaming industry is also subject to shifting consumer preferences and perceptions. A shift in consumer acceptance or interest in gaming could adversely affect us. There can be no assurance that future technological advances will not result in improved products or services that could adversely affect our business or that we will be able to develop and introduce competitive uses for our products and to bring such uses to market in a timely manner.

OUR SUCCESS DEPENDS SIGNIFICANTLY UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND TO AVOID INFRINGING THE INTELLECTUAL PROPERTY OF THIRD PARTIES, WHICH COULD RESULT IN COSTLY AND TIME-CONSUMING LITIGATION.

         We regard the SportXction(TM) System and related technology as proprietary and we rely primarily on A combination of patent, trademark, copyright and trade secret laws and employee and third party non disclosure agreements to protect our proprietary rights. We have two United States patents for our proprietary wagering methods and our related computer processing system. Corresponding applications have been filed in certain foreign countries some of which have been issued and some of which are pending. We also have a patent pending to use our technology in the trading of financial instruments. No assurance can be given that any of our pending domestic or foreign patent applications will issue as patents, that any issued patents will provide us with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent we own or, if instituted, that such challenges will not be successful. Defense of intellectual property rights can be difficult and costly, and there can be no assurance that we will be able effectively to protect our technology from misappropriation by competitors. Additionally, third party infringement claims may result in our being required to enter into royalty arrangements or pay damages, any of which could materially and adversely affect our business, financial condition and results of operations.

         As the number of software products in the industry increases and the functionality of these products further overlap, software developers and publishers may increasingly become subject to infringement claims. Although we have not received any claim that we are infringing any patent or trade secrets and are not currently aware of any claim that we are infringing any such rights of others, there can be no assurance that we will not face such claims, with or without merit, in the future. Any such claims or litigation could be costly and could result in a diversion of our management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Any settlement of such claims or adverse determinations in such litigation could also have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

         We are dependent upon the continued efforts and abilities of our executive officers and other key personnel such as Barry Mindes, our founder, Chairman of the Board and Chief Executive Officer, and Bernard Albanese, one of our directors and our President. The loss or unavailability of Messrs. Mindes or Albanese for any significant period could have a material adverse effect on our business, financial condition and results of operations. Messrs. Mindes and Albanese have entered into employment agreements with us which terminate on December 31, 2005 and June 30, 2005, respectively. No assurance can be given that those agreements will be extended or renewed by us or the employees upon expiration of their term and if not extended or renewed, whether individuals with similar backgrounds and experience could be hired to replace them. In addition, no assurance can be given that Mr. Mindes will not retire prior to the expiration of his employment agreement, as permitted by such agreement, or whether an individual with a similar background and experience could be hired to replace him. We do not maintain and do not intend to obtain key person life insurance on the life of either Messrs. Mindes or Albanese. Our operations will also depend to a great extent on our ability to attract new key personnel and retain existing key personnel in the future. Competition is intense for highly skilled employees and there can be no assurance that we will be successful in attracting and retaining such personnel, or that we can avoid increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.

CERTAIN OF OUR EXECUTIVE OFFICERS AND DIRECTORS ARE LIKELY TO HAVE THE ABILITY TO EXERCISE EFFECTIVE CONTROL OF US AS THEY AND THEIR AFFILIATES OWN AND CONTROL A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK.

         As of June 1, 2004, Barry Mindes, Mindes Family Limited Partnership, of which an entity controlled by Mr. Mindes is general partner, Bernard Albanese and the Marie Albanese Trust, a trust for the benefit of Mr. Albanese's wife, together beneficially own approximately 37% of the outstanding shares of our common stock (excluding any stock options held by Mr. Albanese which could, in the future, be exercised). As a result of such ownership, such stockholders are likely to have the ability to control the election of our directors and the outcome of issues submitted to a vote of our stockholders.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

         The market price of securities of many emerging and high technology companies has been highly volatile, experiencing wide fluctuations not necessarily related to the operating performance of such companies. Factors such as our operating results, announcements by us or our competitors concerning technological innovations, new products or systems may have a significant impact on the market price of our securities.

IF WE FAIL TO MEET NASDAQ SMALLCAP MARKET'S CONTINUED LISTING REQUIREMENTS, OUR SHARES MAY BE DELISTED, WHICH COULD REDUCE THE LIQUIDITY OF OUR COMMON STOCK, MAKE IT MORE DIFFICULT TO RAISE CAPITAL AND CAUSE AN EVENT OF DEFAULT UNDER OUR DEBENTURES.

         The trading of our common stock on NASDAQ is conditioned upon our meeting certain asset, capital and surplus earnings and stock price tests set forth by NASDAQ. To maintain eligibility for trading on the NASDAQ SmallCap Market, we will be required to, among other things, (i) maintain stockholders' equity of at least $2,500,000, have a market capitalization of $35 million, or have net income of $500,000 in the most recently completed fiscal year or in two out of the last three most recently completed fiscal years; (ii) maintain a minimum bid price of $1.00 per share; and (iii) adhere to certain corporate governance provisions.

         In two instances in the past, we have received correspondence from NASDAQ indicating that we did not meet the requirements for continued listing on the NASDAQ SmallCap Market. In each of those instances, we were able to overcome these problems, achieve compliance with the requirements for continued listing and were able to have our common stock continue to be listed on the NASDAQ SmallCap Market.

         The effects of delisting include the limited publication of the market prices of our securities and limited news coverage of us. Delisting will result in an event of default under our debentures and the full principal amount together with interest and other amounts owing will immediately become due and payable in cash. Delisting may reduce investors' interest in our securities and materially adversely affect the trading market and prices for our securities and our ability to issue additional securities or to secure additional financing.

         In addition to the risk of volatile stock prices and possible delisting, low price stocks are subject to the additional risks of federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if our common stock was delisted from trading on NASDAQ and the trading price of our common stock was less than $5.00 per share, our common stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934 which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving purchasers' written consent, prior to any transaction. If our securities were also deemed penny stocks under the Securities Enforcement and Penny Stock Reform Act of 1990, additional disclosures in connection with trades in our securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market would be required. The SEC's regulations define a "penny stock" to be any non NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Such requirements could severely limit the liquidity of our securities.

WE DO NOT INTEND TO PAY CASH DIVIDENDS FOR THE FORESEEABLE FUTURE.

         We have not paid any dividends on our outstanding preferred stock or common stock since our inception and do not intend to pay any dividends to our stockholders in the foreseeable future. We currently intend to reinvest earnings, if any, in the development and expansion of our business.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW MAY HAVE THE EFFECT OF DISCOURAGING, DELAYING OR PREVENTING A CHANGE OF CONTROL THAT OUR STOCKHOLDERS MAY CONSIDER FAVORABLE.

         Our certificate of incorporation authorizes the issuance of 2,000,000 shares of preferred stock (of which 60,000 have been designated as Series A Preferred Stock and are outstanding) with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without obtaining stockholder approval, to issue such preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of us. Certain provisions of Delaware law may also discourage third party attempts to acquire control of us.


                           FORWARD LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus, except for the historical information contained herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements include, without limitation, statements regarding whether wagering using fixed odds betting terminals will be introduced, whether we will attract adequate numbers of players to the SportXction(TM) System for sports wagering and sports contests, the length of time that we will incur net losses and negative cash flow, the length of time our cash resources will last and our ability to meet our cash requirements, whether we will be able to raise additional financing if required, whether legal or regulatory requirements will inhibit marketing of our products as intended by us, the likelihood that our securities will continue to be listed on NASDAQ, whether we will enter into agreements with others for use of the SportXction(TM) System, whether we will bring the SportXction(TM) System to market using additional interactive mediums, whether we will complete product extensions to the SportXction(TM) System such as a fixed-odds horseracing product and a non-wagering version, and the ultimate dilutionary effect that our recent issuance of debentures and warrants will have on existing stockholders, whether the multi-currency and multi-language enhancement will be made available in the second quarter of calendar 2004, the potential market size for interactive wagering in conjunction with television broadcast and using mobile telephones and the SportXction(TM) System, whether the Company will have the interface needed to provide compatibility between the SportXction (TM) System and BSkyB's digital television platform available for final testing in July of this year and whether the Company will launch the SportXction (TM) System on BSkyB's digital television platform; whether the SportXction (TM) system will be migrated onto Sportingbet's next generation back end software; whether the Company will launch the SportXction (TM) System on Stanley Leisure's on-line betting business; whether the Company will deploy its mobile phone product on additional networks in the UK; and whether the contest version of the SportXction (TM) System will be made available to the users of Sportinglife.com in June and July 2004; whether we will add snooker and darts to the range of sports for which the SportXction(TM) System may be used, whether GIG will offer live play-by-play wagering on 800 events during fiscal year 2004, the likelihood that we will receive and maintain any needed gaming licenses or other approvals for use of our products, Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company, or industry results, to be materially different from any future results, performance, or achievements, expressed or implied, by such forward-looking statements. Such risks and factors include, among others, those set forth in "Risk Factors" above. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "anticipates," "plans," "intends," "expects," "believes" and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are inherently uncertain and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of shares of our common stock that have been or may be acquired by the selling stockholders pursuant to grants under our 1995 Stock Option Plan and our 1996 Stock Option Plan. The following table sets forth for each selling stockholder (i) the number of shares of common stock and the percentage of common stock outstanding that are beneficially owned by such selling stockholder prior to the offering as of the date of this prospectus, (ii) the number of shares of common stock that may be offered by such selling stockholder under this prospectus and (iii) the number of shares of common stock that will be owned by such selling stockholder and the percentage of common stock outstanding that such remaining shares will represent assuming the sale of all the shares of common stock upon completion of the offering. The number of shares offered for sale by such individuals, or by individuals not named herein, may be updated or added, as the case may be, in supplements to this prospectus.

         Because the selling stockholders may sell all, some or none of the shares of common stock that they hold and because the number of shares of common stock outstanding may increase or decrease, we have estimated the amounts and percentages of shares of common stock that they will hold after completion of the offering by assuming that (i) the selling stockholders will not acquire beneficial ownership of any additional shares of common stock, (ii) they will dispose of only shares offered under this prospectus prior to completion of the offering, (iii) all options to acquire common stock that they beneficially own have become fully vested and have been exercised, and (iv) they will sell all of the shares offered by this prospectus.

--------------------------------- ------------------------------- ---------------- ------------------------------
                                                                  MAXIMUM NUMBER
                                    SHARES BENEFICIALLY OWNED     OF SHARES BEING    SHARES BENEFICIALLY OWNED
      NAME OF STOCKHOLDER               BEFORE OFFERING(1)          OFFERED(3)        AFTER OFFERING(1)(3)(4)
--------------------------------- ------------------------------- ---------------- ------------------------------
                                     NUMBER        PERCENTAGE(2)                     NUMBER     PERCENTAGE (2)
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
Bernard Albanese                   517,419(5)          5.5%            15,000       502,419          5.4%
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
James McDade                        30,000(6)             *            60,000             0             *
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
Andrew Harbison                    219,990(7)          2.4%             6,000       213,990          2.3%
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
Bruce Feldman                       40,000(8)             *            20,000        40,000             *
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
Fredric Kupersmith                  98,696(9)          1.1%            36,000        62,696             *
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------
Harold Rapaport                    96,368(10)          1.0%            36,000        60,368             *
--------------------------------- ------------- ----------------- ---------------- ---------- -------------------

------------------
*  Represents less than 1% of the outstanding common stock.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC under the Securities Exchange Act of 1934, as amended. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. The number of shares beneficially owned by the selling stockholders includes options to purchase shares of our common stock exercisable as of, or within 60 days of, the date of this prospectus. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The percentage of beneficial ownership shown in the table is based on 9,355,665 shares of common stock issued and outstanding as of June 1, 2004.

(3) The amounts for each selling shareholder assume full vesting and exercise of all outstanding options to purchase common stock held by that selling stockholder.

(4) Assuming the sale of all shares covered by this prospectus and that the number of shares of common stock issued and outstanding upon the completion of the offering will include only such shares together with all other shares issued and outstanding on the date hereof.

(5) Includes 366,267 shares of common stock issuable upon exercise of vested options. Does not include 302,304 shares held by The Marie Albanese Trust, Marie Albanese and Christine Albanese, trustees. Marie Albanese and Christine Albanese are the wife and daughter, respectively of Mr. Albanese. Mr. Albanese disclaims beneficial interest in the shares held in such Trust. Mr. Albanese is our President.

(6) Includes 30,000 shares of common stock issuable upon exercise of vested options. Does not include 30,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Mr. McDade is our Chief Financial Officer.

(7) Includes 183,714 shares of common stock issuable upon exercise of vested options. Mr. Harbison is our Vice President - Software Development.

(8) Does not include 20,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus. Mr. Feldman is a member of our board of directors.

(9) Includes 79,500 shares of common stock issuable upon exercise of vested options. Mr. Kupersmith is a member of our board of directors.

(10) Includes 88,604 shares of common stock issuable upon exercise of vested options. Mr. Rapaport is a member of our board of directors.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

         o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker dealer as principal and resale by the broker dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o   privately negotiated transactions;

         o broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o   a combination of any such methods of sale; and

         o   any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker dealers, including transactions of the nature described above, in the over the counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. The documents contain important information about Interactive Systems Worldwide Inc. and its finances.

         We incorporate by reference:

         o our Annual Report on Form 10-KSB for the year ended September 30, 2003, as filed on December 24, 2003;

         o our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2003 and March 31, 2004, as filed on February 13, 2004 and May 17, 2004, respectively; and

         o the description of the our common stock contained in our Registration Statement on Form SB-2 filed October 26, 1996, as amended.

         We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the offering of the shares of common stock offered hereby. These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements.

         Information furnished under Items 9 and 12 of any of our Current Reports on Form 8-K is not incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

         When reading this prospectus, you should consider that any statement contained in this prospectus may be modified or superseded by any other statement made in this prospectus to the extent that the second statement modifies or supersedes the first statement. This would also apply to any statement that is incorporated by reference, or deemed to be incorporated by reference, in any document filed by us after the date of this prospectus, including any supplement to this prospectus. Any statement which is modified or superseded as described in the previous sentence is not a part of this prospectus, except as such statement is modified or superseded.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  INTERACTIVE SYSTEMS WORLDWIDE INC.
                  Investor Relations
                  Two Andrews Drive
                  West Paterson, New Jersey 07424
                  (973) 256-8181

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than on the front of this document.


                                  LEGAL MATTERS

         Certain matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Friedman Kaplan Seiler & Adelman LLP. Certain members of Friedman Kaplan Seiler & Adelman LLP own shares and options to purchase shares of our common stock.


                                     EXPERTS

         The consolidated financial statements of Interactive Systems Worldwide Inc. as of September 30, 2003 and for the year then ended, incorporated by reference in this prospectus and in the registration statement of which this prospectus is part, have been audited by Eisner LLP, independent certified public accountants, as indicated in their report with respect to such consolidated financial statements. The incorporation by reference in this prospectus and in the registration statement of which it is part, is in reliance upon such report given upon the authority of Eisner LLP, as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We incorporate by reference:

         o our Annual Report on Form 10-KSB for the year ended September 30, 2003, as filed on December 24, 2003;

         o our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2003 and March 31, 2004, as filed on February 13, 2004 and May 17, 2004, respectively; and

         o the description of the our common stock contained in our Registration Statement on Form SB-2 filed October 26, 1996, as amended.

         We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the offering of the shares of common stock offered hereby. These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements.

         Information furnished under Items 9 and 12 of any of our Current Reports on Form 8-K is not incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Friedman Kaplan Seiler & Adelman LLP. Certain members of Friedman Kaplan Seiler & Adelman LLP own shares and options to purchase shares of our common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement.

        EXHIBIT NO.    DOCUMENT
        -----------    --------
        4.1            Interactive Systems Worldwide Inc. 1995 Stock Option
                       Plan, as amended January 7, 1999 (incorporated by reference to Exhibit 10.11 to the Registrant's Annual
                       Report on Form 10-KSB, filed on December 22, 2000).

        4.2 Interactive Systems Worldwide Inc. 1996 Stock Option Plan, as amended January 2, 2003 (incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-KSB, filed on December 24, 2003).

        5.1            Opinion of Friedman Kaplan Seiler & Adelman LLP.

        23.1 Consent of Friedman Kaplan Seiler & Adelman LLP (included in Exhibit 5.1).

        23.2           Consent of Eisner LLP.

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in West Paterson, State of New Jersey, on June 24, 2004.

INTERACTIVE SYSTEMS WORLDWIDE INC.


By:           /s/ Barry Mindes
    -----------------------------------
    Barry Mindes, Chairman of the Board
    and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Mindes and Bernard Albanese, and each of them, his true and lawful attorneys -in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

     SIGNATURE                            TITLE                      DATE
-------------------------   ---------------------------------    -------------

    /s/ Barry Mindes        Chairman of the Board and Director   June 24, 2004
-------------------------   (Principal Executive Officer)
      Barry Mindes

  /s/ Bernard Albanese      President and Director               June 24, 2004
-------------------------
    Bernard Albanese

    /s/ James McDade        Chief Financial Officer (Principal   June 24, 2004
-------------------------   Financial and Accounting Officer)
      James McDade

    /s/ Bruce Feldman       Director                             June 24, 2004
-------------------------
      Bruce Feldman

 /s/ Fredric Kupersmith     Director                             June 24, 2004
-------------------------
   Fredric Kupersmith

   /s/ Harold Rapaport      Director                             June 24, 2004
-------------------------
     Harold Rapaport

                                  EXHIBIT INDEX

EXHIBIT NO.   DOCUMENT
-----------   --------
4.1           Interactive Systems Worldwide Inc. 1995 Stock Option Plan, as
              amended January 7, 1999 (incorporated by reference to Exhibit
              10.11 to the Registrant's Annual Report on Form 10-KSB, filed on December 22, 2000).

4.2 Interactive Systems Worldwide Inc. 1996 Stock Option Plan, as amended January 2, 2003 (incorporated by reference to Exhibit
              10.8 to the Registrant's Annual Report on Form 10-KSB, filed on December 24, 2003).

5.1           Opinion of Friedman Kaplan Seiler & Adelman LLP.

23.1          Consent of Friedman Kaplan Seiler & Adelman LLP (included in
              Exhibit 5.1).

23.2          Consent of Eisner LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).